UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 18, 2017

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 18, 2017, RTI Surgical, Inc., (the “Company”) appointed Jonathon M. Singer as Chief Financial and Administrative Officer, effective October 2, 2017. Mr. Singer, who had previously served as a member of the Company’s Board of Directors (the “Board”), has resigned from the Board in connection with his appointment as Chief Financial and Administrative Officer, effective September 18, 2017.

Mr. Singer, 53, is currently a member of the Board of Directors of Sagent Pharmaceuticals. Prior to joining the Company, and in addition to his service on the Company’s Board from 2016 to 2017, Mr. Singer served as Chief Financial Officer of Sagent Pharmaceuticals from 2011 to 2017, and was appointed Executive Vice President and Chief Financial Officer in March 2012. Mr. Singer was Senior Vice President, Treasurer, Secretary and Chief Financial Officer of Landauer, Inc. from 2006 to 2011. From 2004 to 2006, Mr. Singer served as Vice President of Global Finance and Chief Financial Officer of the Medial Segment for Teleflex Inc. Prior to 2004, Mr. Singer worked in various capacities for R.R. Donnelley & Sons Company, Cardinal Health Inc., and KPMG LLP. Mr. Singer is a certified public accountant and received a Bachelor’s Degree in Business Administration from Miami University in Ohio and a Master’s Degree from Northwestern University’s Kellogg Graduate School of Management.

The Company entered into an Employment Agreement with Mr. Singer, dated September 18, 2017 (the “Employment Agreement”), which sets forth the terms of Mr. Singer’s service as the Company’s Chief Financial and Administrative Officer. The Employment Agreement has an initial term of three years, which automatically renews annually at the expiration of the initial term. Pursuant to the Employment Agreement, the Company will pay Mr. Singer a base salary of at least $450,000 annually (subject to annual review by the Company’s Chief Executive Officer or the Board (or a committee thereof)). Mr. Singer will be eligible to receive an annual discretionary incentive payment under the Company’s annual bonus plan based on a target bonus of at least 65% of his base salary, based on the attainment of one or more pre-established performance goals to be determined by the Board or the Company’s compensation committee in its sole discretion. Mr. Singer will also be eligible to participate in the Company’s long term incentive plan based upon a target long term incentive opportunity of at least 110% of his salary. The Employment Agreement also provides for a one-time payment of $168,750 no later than March 15, 2018 and a one-time payment of $1,000,000 to Mr. Singer in September of 2018 as an inducement to Mr. Singer’s entry into the Employment Agreement. If Mr. Singer’s employment with the Company is terminated by the Company for cause or by Mr. Singer without good reason before October 2, 2020, then Mr. Singer will have to repay the one-time payment of $168,750 and the after-tax portion of the $1,000,000 one-time payment, respectively, and forfeit any unvested shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), granted to Mr. Singer pursuant to the Restricted Stock Agreement and the Option Agreement (as defined below). In addition, the Employment Agreement contains customary covenants regarding confidentiality, non-competition, non-solicitation, and non-interference, as well as provisions regarding the termination of the Employment Agreement and the consequences thereof.

As a material condition to entering into the Employment Agreement, on September 18, 2017 (the “Grant Date”), the Company and Mr. Singer entered into: (1) a restricted stock award agreement (the “Restricted Stock Agreement”); and (2) a stock option agreement (the “Option Agreement”). The Restricted Stock Agreement and Option Agreement are subject to the terms of the RTI Surgical, Inc. 2015 Incentive Compensation Plan which has been filed as an exhibit to the Company’s Registration Statement on Form S-8 filed with the SEC on May 5, 2015.

Under the Restricted Stock Agreement, the Company granted Mr. Singer 109,890 shares of restricted Common Stock. The shares will vest over a three year period. On the first anniversary of the Grant Date, 36,630 shares will vest. On the second anniversary of the Grant Date, an additional 36,630 shares will vest. On the third anniversary of the Grant Date, the final 36,630 shares will vest.

Under the Option Agreement, the Company granted Mr. Singer the option to purchase 306,900 shares of Common Stock (the “Stock Options”), as of the Grant Date. The exercise price for the Stock Options is $4.55 per share. The Stock Options will expire on September 18, 2027, at 5 p.m. eastern time. The Stock Options will vest based the Company’s attainment of three average stock price benchmarks. The first 102,300 shares will vest if the Company’s average publicly traded stock price is over $7.00 per share for a sixty-consecutive calendar day period. The next 102,300 shares will vest if the Company’s average publicly traded stock price is over $8.00 per share for a sixty-consecutive calendar day period. The final 102,300 shares will vest if the Company’s average publicly traded stock price is over $9.00 per share for a sixty-consecutive calendar day period. The vesting of the Stock Options is cumulative.

Mr. Singer is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and does not have any family relationships with any of the Company’s directors or executive officers, or other persons nominated or chosen to become a director or executive officer.

The descriptions of the Employment Agreement, the Restricted Stock Agreement, and the Option Agreement are qualified in their entirety by the complete terms and conditions of such documents, each of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2017.

Robert P. Jordheim stepped down as the Company’s Chief Financial Officer, effective September 30, 2017. Mr. Jordheim will receive certain payments and benefits pursuant to the Executive Transition Agreement dated August 29, 2012. The Executive Transition Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 4, 2012. The Executive Transition Agreement was then subsequently extended under extension letters dated August 28, 2015 (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on August 31, 2015) and December 3, 2015 (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on December 4, 2015).

Roger Rose stepped down as President of Donor Services and OEM, effective September 18, 2017. Mr. Rose will receive certain payments and benefits pursuant to the Executive Transition Agreement dated August 29, 2012. The Executive Transition Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 4, 2012. The Executive Transition Agreement was then subsequently extended under extension letters dated August 28, 2015 (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on August 31, 2015) and December 3, 2015 (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on December 4, 2015).

Item 7.01.	Regulation FD Disclosure

On September 18, 2017, the Company issued a press release announcing the appointment of Mr. Singer as Chief Financial and Administrative Officer, Olivier Visa as Vice President of OEM, Donor Services and Sports, and Julius Aviza as Vice President, Global Quality Assurance. The September 18, 2017, press release also announced the separation of Mr. Jordheim from his role as Chief Financial Officer, Mr. Rose from his role as President of Donor Services and OEM, and Bryan Martin from his role as Vice President of Quality. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated in this Current Report by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information furnished pursuant to Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated September 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: September 22, 2017	By:	/s/ Camille Farhat
	Name:	Camille Farhat
	Title:	President and Chief Executive Officer